UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019

PARETEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(212) 984-1096

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2019, Pareteum Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with institutional and accredited investors, pursuant to which the Company agreed to sell a total of (i) approximately 18,852,273 common stock units, consisting of one share of common stock together with one Series A Purchase Warrant to purchase one share of common stock and one Series B Purchase Warrant to purchase one-half share of common stock and (ii) 3,875,000 pre-funded units, consisting of one pre-funded warrant to purchase one share of common stock together with one Series A Purchase Warrant to purchase one share of common stock and one Series B Purchase Warrant to purchase one-half share of common stock. The transaction to be effected pursuant to the Securities Purchase Agreement is referred to herein as the “Offering.”

The shares of common stock and accompanying purchase warrants were sold together at a combined public offering price of $1.76 per unit, and the pre-funded warrants and accompanying purchase warrants were sold at a public offering price of $1.75 per unit with an exercise price of $0.01 per unit. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The Series A Purchase Warrants are exercisable six months after issuance, have an exercise price of $2.25 per share, and are exercisable for 5 years. The Series B Purchase Warrants are exercisable six months after issuance, have an exercise price of $1.84 per share, and are exercisable for eighteen months. The pre-funded units are being offered to purchasers whose purchase of common units in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding common stock immediately following the consummation of the Offering. The shares of common stock, or Pre-funded Warrants in the case of Pre-funded Units, and the Warrants are being offered together, but the securities comprising the Common Units and the Pre-funded Units will be issued separately and will be immediately separable upon issuance.

The Offering is expected to close on or about September 24, 2019, subject to the satisfaction of customary closing conditions. The gross proceeds to the Company from the offering, before deducting the placement agent and other estimated fees and expenses, are approximately $40 million. The Company intends to use approximately $30 million of the net proceeds to eliminate certain outstanding indebtedness. The balance will be used for working capital and general corporate purposes. The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-227912), which was declared effective by the Securities and Exchange Commission (the “Commission”) on December 18, 2018.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Securities Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Dawson James Securities, Inc. (“Dawson James”) acted as the placement agent for the Offering pursuant to a Placement Agency Agreement, dated September 20, 2019 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, Dawson James agreed to use commercially reasonable “best efforts” to arrange for the sale of the units and the Company agreed to pay the placement agent a cash fee equal to 5% of the gross proceeds of the Offering and to issue to Dawson James or its designees five year warrants to purchase up to 909,091 shares of common stock at $3.00 per share (the “Placement Agent Warrants”). The Placement Agency Agreement contains customary representations, warranties and indemnification by the Company and provides for the reimbursement of up to $50,000 in expenses incurred by the placement agent in connection with the Offering.

The foregoing descriptions of the Placement Agency Agreement, the Pre-funded Warrants, the Warrants, the Placement Agent Warrants and the Securities Purchase Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Placement Agency Agreement and the forms of the Pre-funded Warrant, Warrant, Placement Agent Warrant and the Securities Purchase Agreement, which are filed as Exhibits 1.1, 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03. The Placement Agent Warrant and underlying shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered and sold to an “accredited investor” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated pursuant thereto.

Item 8.01. Other Events.

On September 20, 2019, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Placement Agency Agreement between Pareteum Corporation and Dawson James Securities, Inc.

4.1	Form of Pre-funded Warrant

4.2	Form of Warrant

4.3	Form of Placement Agent Warrant

5.1	Opinion of Sichenzia Ross Ference LLP

10.1	Form of Securities Purchase Agreement among Pareteum Corporation and certain investors

23.1	Consent of Sichenzia Ross Ference LLP (contained in Exhibit 5.1 above)

23.2	Consent of Squar Milner LLP

99.1	Press Release, dated September 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: September 23, 2019	By:	/s/ Edward O'Donnell
Name: Edward O’Donnell
Title: Chief Financial Officer